ASSUMPTION AGREEMENT

Assumption Agreement dated as of April 10, 1998, among Orion Financial, Ltd., and those persons listed as creditors on the signature pages hereto (the "Creditors").

     1. Assumption. Orion agrees that upon the Closing of Escrow, as such term is defined in an escrow Agreement dated as of April 10, 1998, among Orion, Edward O. Byrne, Investment Management of America, Inc., Asia Pacific Industries Development Group and others, (the "Closing") it will make the payments of cash in the amount and at the times set forth below promptly after the Closing to each Creditor who has signed this Agreement.

     2. Acceptance. Each Creditor agrees to accept such payment in full satisfaction of any claims he may have against Athletic Footwear, Inc.


Orion Financial, Ltd.


By:/s/ Dean H. Boedeker
   -------------------------------

                                       Creditors
/s/ Phil Luccock
----------------------------------     $7,500 plus $2,622 interest upon closing.
Phil Luccock

/s/ Lloyd Fredrickson
----------------------------------     $8,500 upon closing.
Lloyd Fredrickson                                   .

/s/ Bob Mader
----------------------------------     $295.83 per month for 24 months starting
Bob Mader                              in the 13th month.

/s/ Linda Mader
----------------------------------
Linda Mader

/s/ B. Eugene Criss
----------------------------------     $295.83 per month for 24 months starting
B. Eugene Criss                                      in the 13th month.

/s/ Craig Hills
----------------------------------     $197.22 per month for 24 months starting
Craig Hills                            in the 13th month.

/s/ Don Kready
----------------------------------     $197.22 per month for 24 months starting
Don Kready                             in the 13th month.

/s/ Joan Kready
----------------------------------
Joan Kready


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/s/ Charles Schwanke
----------------------------------     $98.61  per month for 24 months starting
Charles Schwanke                       in the 13th month.


/s/ Vern Schwanke
----------------------------------
Vern Schwanke

/s/ Curt Stephens
----------------------------------     $806.94  per month for 24 months starting
Curt Stephens                          in the 13th month.


/s/ Jacqueline Stephens
----------------------------------
Jacqueline Stephens

/s/ Dorothy Stephens
----------------------------------     $98.61  per month for 24 months starting
Dorothy Stephens                       in the 13th month.

/s/ Robert Van Camp
----------------------------------     $98.61  per month for 24 months starting
Robert Van Camp                        in the 13th month.


/s/ Marjorie Van Camp
----------------------------------
Marjorie Van Camp

/s/ Wayne Horlacher
----------------------------------     $98.61  per month for 24 months starting
Wayne Horlacher                        in the 13th month.